UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 26, 2014

AFFINION GROUP HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-173105	16-1732155
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6 High Ridge Park

Stamford, CT 06905

(Address of Principal Executive Offices)

(203) 956-1000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

AFFINION GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-133895	16-1732152
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6 High Ridge Park

Stamford, CT 06905

(Address of Principal Executive Offices)

(203) 956-1000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) & (c)

On February 26, 2014, Affinion Group, Inc. (“Affinion”) issued a press release announcing that Steven Upshaw will be leaving Affinion and Affinion Group Holdings, Inc. (“Holdings” and together with Affinion, the “Company”), effective March 1, 2014, as a result of which he will cease to serve as President of Affinion and Chief Executive Officer of Global Engagement Solutions and will be entitled to receive severance in accordance with his employment agreement (a copy of which has been publicly filed). In connection with Mr. Upshaw leaving the Company, effective March 10, 2014, the Company has appointed Robert A. Lyons to serve as the Company’s Chief Operating Officer and Todd Siegel will become President of Affinion in addition to serving as Chief Executive Officer.

Mr. Lyons, 46, formerly served as Executive Vice President, Operations and Technology with Ascend Learning, LLC from 2012 through 2014. From 2009 through 2011, Mr. Lyons served as Chief Technology Officer for Stream Global Services. From 2008 to 2009 Mr. Lyons was responsible for all aspects of the global contact center software business at Avaya Inc. Prior to that, Mr. Lyons held senior technology and operational roles with Convergsys Corporation from 2004 through 2008 and United Health Group from 2001 through 2004.

In addition, Affinion announced that Sloane Levy, currently the Company’s Executive Vice President and General Counsel, has been named President, Affinion Membership, effective March 1, 2014, and the Company has appointed Brian Fisher, currently General Counsel of Affinion’s North American business, to succeed Ms. Levy as Executive Vice President and General Counsel.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

(e)

As approved by the Compensation Committee of the Boards of Directors of Affinion and Holdings (the “Compensation Committee”) and as set forth in his offer letter, dated January 16, 2014, Mr. Lyons will receive an annual base salary of $400,000 and be eligible to receive an annual target bonus of 100% of his base salary, provided that performance objectives determined each year by the Company are met. In addition, Mr. Lyons will receive (i) a signing bonus of $50,000 upon completion of ninety days of employment, provided that in the event that Mr. Lyons voluntarily resigns within eighteen months following the date he commences employment, Mr. Lyons will promptly repay the full amount of the signing bonus to the Company; (ii) a $15,000 relocation allowance; (iii) an annual car allowance equal to $17,340 and (iv) subject to approval by the Compensation Committee, a grant of options to purchase shares of Holdings’ common stock with a strike price equal to the fair market value of Holdings’ common stock on the grant date, the vesting of which will be subject to the terms of the Company’s 2007 Stock Award Plan and an option agreement to be entered into between Mr. Lyons and the Company at the time of grant.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Number	Exhibit

99.1	Press Release of Affinion Group, Inc. dated February 26, 2014.

Safe Harbor Statement Under the U.S. Private Securities Litigation Reform Act of 1995

This Current Report on Form 8-K may contain “forward-looking” statements as defined by the Private Securities Litigation Reform Act of 1995 or by the U.S. Securities and Exchange Commission (the “SEC”) in its rules, regulations and releases. These statements include, but are not limited to, discussions regarding industry outlook, the Company’s expectations regarding the performance of its business, its liquidity and capital resources, its guidance for 2014 and the other non-historical statements. These statements can be identified by the use of words such as “believes” “anticipates,” “expects,” “intends,” “plans,” “continues,” “estimates,” “predicts,” “projects,” “forecasts,” and similar expressions. All forward-looking statements are based on management’s current expectations and beliefs only as of the date of this Current Report and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those discussed in, or implied by, the forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, risks related to general economic and business conditions and international and geopolitical events, a downturn in the credit card industry or changes in the techniques of credit card issuers, industry trends, foreign currency exchange rates, the effects of a decline in travel on the Company’s travel fulfillment business, termination or expiration of one or more agreements with its marketing partners or a reduction of the marketing of its services by one or more of its marketing partners, the Company’s substantial leverage, restrictions contained in its debt agreements, its inability to compete effectively, and other risks identified and discussed from time to time in reports filed by Affinion and Holdings with the SEC, including Affinion’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, and Holdings’ most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q. Readers are strongly encouraged to review carefully the full cautionary statements described in these reports. Except as required by law, the Company undertakes no obligation to revise or update publicly any forward-looking statements to reflect events or circumstances after the date of this Current Report, or to reflect the occurrence of unanticipated events or circumstances.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFFINION GROUP HOLDINGS, INC.

Date: February 26, 2014	By:	/s/ Gregory Miller
		Name:	Gregory Miller
		Title:	Executive Vice President and Chief Financial Officer

AFFINION GROUP, INC.

Date: February 26, 2014	By:	/s/ Gregory Miller
		Name:	Gregory Miller
		Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Number	Exhibit

99.1	Press Release of Affinion Group, Inc. dated February 26, 2014.